SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 11, 2008

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Central European Distribution Corporation (the “Company”) has established the position of Lead Director, whose role on the board of directors of the Company is to coordinate the activities of other non-management directors and perform such other responsibilities as the board of directors of the Company may determine. David Bailey has been appointed the Lead Director. On March 11, 2008, the board of directors of the Company approved annual option grants and fees granted for serving as Lead Director and as a member of the Nominating and Corporate Governance Committee. The grants are as follows:

•

The Lead Director shall receive annually a fee of $15,000 and an option to purchase 5,000 shares of the Company’s common stock (at the time and on the terms at which grants to directors are otherwise normally made).

•

Each member of the Nominating and Corporate Governance Committee (including the Lead Director) shall receive annually an option to purchase 1,000 shares of the Company’s common stock (at the time and on the terms at which grants to directors are otherwise normally made).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Several of the Company’s officers are based in Poland, yet are paid a salary and bonus denominated in United States Dollars. The Compensation Committee of the Company’s board of directors considered the significant and longstanding fall in the value of the United States Dollar relative to the Polish Zloty and recommended to the board of directors of the Company that the Company pay to such officers a one-time adjustment to compensate them for that decline. On March 11, 2008, the board of directors of the Company approved one-time payments of $43,395, $19,844 and $27,217 to William V. Carey, Chairman, President and Chief Executive Officer of the Company, Christopher Biedermann, Vice President and Chief Financial Officer of the Company, and Evangelos Evangelou, Vice President and Chief Operating Officer of the Company, respectively.

In addition, on March 11, 2008, the board of directors of the Company approved Share Ownership Guidelines for directors and executive officers of the Company. The Stock Ownership Guidelines provide that the Company’s executive officers and directors are expected to own and hold a minimum number of shares of the Company’s common stock.

The ownership obligation for executive officers is based on each officer’s position in the organization and is a multiple of annual base salary. The Chairman and Chief Executive Officer has a stock ownership obligation of four times the aggregate amount of his annual base salary and the annual board fee paid to him. Each of the other directors and executive officers has a stock ownership obligation of two times their annual board fee or their annual base salary, as the case may be.

Current directors have three years in which to fulfill their obligations and current officers have four years. Current directors have to meet at least 50% of their obligation by the end of their second year of this policy being adopted and current officers have to meet at least 50% of their obligation by the end of the third year of this policy being adopted.

New members of the Board would have to meet 50% of their obligation by the end of their first year on the board and would have to meet 100% of their obligation by the end of their second year on the board. New executive officers would have to meet 50% of their obligation by the end of their second year of employment and would have to fulfill 100% of their obligation by the end of their third year of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ James Archbold
James Archbold
Vice President, Secretary and Director of Investor Relations

Date: March 17, 2008